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                                                                    Exhibit 11



                             SUMMIT TECHNOLOGY, INC.


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                          THREE MONTHS
                                                          ENDED MARCH 31,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                1996         1995
- -------------------------------------------------------------------------------

Net loss                                              $ 3,309       $ 1,993
                                                      =======       =======
Primary loss per share:

Weighted average common shares outstanding             29,236        25,202
                                                      -------       -------

Loss per share                                        $   .11       $   .08
                                                      =======       =======
Fully diluted loss per share:

Weighted average common shares outstanding             29,236        25,202
                                                      -------       -------

Loss per share                                        $   .11       $   .08
                                                      =======       =======






















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